Exhibit 10.1
AMENDMENT NO. 1
TO THE
SIRIUS XM HOLDINGS INC.
2024 LONG-TERM STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE SIRIUS XM HOLDINGS INC. 2024 LONG-TERM STOCK INCENTIVE PLAN (this “Amendment No. 1”) is made by Sirius XM Holdings Inc., a Delaware corporation (the “Company”).
WHEREAS, based on the recommendation of the Compensation Committee (the “Committee”), the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Company’s 2024 Long-Term Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan and extend the expiration date of the Plan; and
WHEREAS, the Committee approved this Amendment No. 1 on March 24, 2026 and the Board approved this Amendment No. 1 on April 1, 2026, subject to approval by the stockholders of the Company at the Company’s 2026 Annual Meeting of Stockholders.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.The first sentence of Section 4(a)(i) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (i) 7,200,000, plus (ii) the number of Shares remaining available for issuance under the Plan as of immediately prior to the Effective Date, plus (iii) the number of Shares that become available for issuance under Section 4(a)(ii) of the Plan; provided, that, subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 7,000,000.

2.Section 17 of the Plan is hereby deleted in its entirety and replaced with the following:

Section 17. Term of the Plan.

(a)Effective Date. This Plan originally became effective on the “Closing Date” as defined under the Agreement and Plan of Merger dated as of December 11, 2023, by and among Liberty Media Corporation, Liberty Sirius XM Holdings Inc., Radio Merger Sub, LLC and Sirius XM Holdings Inc. (the “Closing Date”). This Plan was amended by Amendment No. 1 attached hereto (“Amendment No. 1”), which Amendment No. 1 was approved by the Board on April 1, 2026, and became effective subject to, and as of the date of, its approval by the stockholders of the Company at the Company’s 2026 annual meeting of stockholders (the “Effective Date”).

(b)Expiration Date. No grant will be made under this Plan more than ten years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and this Plan.

(c)Existing Plans. No grants will be made under the Existing Plans on or after the Closing Date, except that outstanding awards granted under the Existing Plans continue unaffected following such date.

3.The defined term “Effective Date” as used in Section 2(d) of the Plan is hereby deleted in its entirety and replaced with the following:
“Effective Date” has the meaning set forth in Section 17.